SECURITIES PURCHASE AGREEMENT
(Signature Page)

NYXIO TECHNOLOGIES CORPORATION
2156 NE BROADWAY
PORTLAND, OREGON 97232

Ladies & Gentlemen:

The undersigned (the “Investor”), hereby confirms its agreement with you as follows:

1.            This Securities Purchase Agreement, including the Terms and Conditions set forth in Annex I (the “Terms and Conditions”), the Risk Factors set forth in Annex II (the “Risk Factors”), and exhibits, which are all attached hereto and incorporated herein by reference as if fully set forth herein (the “Agreement”), is made as of the date set forth below between Nyxio Technologies Corporation, a Nevada corporation (the “Company”), and the Investor.

2.            The Company has authorized the sale and issuance of up to 1,000,000 shares of the Company’s Common Stock, $0.001 par value, at $0.50 per share (the “Shares”) to the Investor in a private placement (the “Offering”).

3.            Pursuant to the Terms and Conditions, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor   Shares, for a purchase price of $0.50 per Share, for an aggregate purchase price of $ . Unless otherwise requested by the Investor, certificates representing the Common Stock purchased by the Investor will be registered in the Investor’s name and address as set forth below.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Date: __________, 2011	Investor:

By:

Print Name:
Title:

Address:

Phone:
Fax:

Social Security Number or TIN (if applicable):

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

Investment in the Company involves a high degree of risk.  Investor should carefully consider the risk factors set forth in Annex II in addition to the other information set forth in this Annex I before purchasing securities of the Company.

1.           Authorization and Sale of the Shares.  Subject to these Terms and Conditions, the Company has authorized the sale of up to 1,000,000 shares of the Company’s common stock, par value $0.001, at a purchase price of $0.50 per share (“Shares”).  The Company reserves the right to increase or decrease this number.  All references to currency in this Securities Purchase Agreement shall refer to the lawful currency of the United States of America.

2.           Agreement to Sell and Purchase the Shares.

2.1           At the Closing (as defined in Section 3 of this Annex I), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares, if applicable, set forth in Section 3 of the Signature Page to the Securities Purchase Agreement at the purchase price set forth thereon.

2.2           The Company may enter into the same form of Securities Purchase Agreement (“Agreement”), including these Terms and Conditions, with other Investors and expects to complete sales of subsequent Shares to other Investors.

3.           Delivery of the Shares at Closing.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of the Company upon receipt of cleared funds and fully executed documents for the purchase of the Shares on each date set by the Company, provided that a closing shall occur no later than July 26, 2012, which date may be extended by mutual agreement of both parties.  Within seven (7) days after each Closing, the Company shall deliver to the Investor one or more stock certificates representing the number of Shares as set forth in Section 3 of the Signature Page to the Securities Purchase Agreement, each such certificate or certificates to be registered in the name of the Investor, as set forth in Section 3 of the Signature Page to the Securities Purchase Agreement.

The Company’s obligation to issue the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Shares being purchased hereunder as set forth in Section 3 of Signature Page to the Securities Purchase Agreement; and (b) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

The Investor’s obligation to purchase the Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor: (1) the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date in all material respects and (2) the Investor shall have received such documents as such Investor shall reasonably have requested in connection with its due diligence.

4.           Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

4.1           Organization.  The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization.  The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently contemplated and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

4.2           Due Authorization and Valid Issuance.  The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreement, and the Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares.   The Shares being purchased by the Investor hereunder will, upon issuance and payment therefore pursuant to the terms hereof, be duly authorized, validly issued, fully-paid and nonassessable.

4.3           Non-Contravention.  The execution and delivery of the Agreement, the issuance and sale of the Shares under the Agreement, the fulfillment of the terms of the Agreement and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the charter, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or its properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which any of them is bound or to which any of the material property or assets of the Company is subject.

4.4           Capitalization.  As of July 5, 2011 there were 38,378,295 shares of the Company’s common stock issued and outstanding.  Except as set forth herein or contemplated by documents filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since such date through the date hereof (the “Exchange Act Documents”), there are no other outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

4.5           Legal Proceedings.  There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company is or may be a party or of which the business or property of the Company is subject that is not disclosed in the Exchange Act Documents.

4.6           No Violations.  The Company is not in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect.

5.            Representations, Warranties and Covenants of the Investor.

5.1           The Investor represents and warrants to, and covenants with, the Company that:  (i) the Investor is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor has carefully read and fully understands the risks involved with an investment in the Company including, without limitation, the risks identified on Annex II, attached hereto, (iii) the Investor is acquiring the number of Shares set forth in Section 3 of the Signature Page to the Securities Purchase Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iv) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (v) all of the representations made by the Investor are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date; and (vi) the Investor has, in connection with its decision to purchase the number of Shares set forth in Section 3 of the Signature Page to the Securities Purchase Agreement, relied only upon the Exchange Act Documents and the representations and warranties of the Company contained herein.  There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the Investor.

5.2           The Investor acknowledges that it has had access to the Exchange Act Documents and has carefully reviewed the same.  The Investor further acknowledges that the Company has made available to it the opportunity to ask questions of and receive answers from the Company’s officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of the Company, and the Investor has received to its satisfaction, such information about the business and financial condition of the Company and the terms and conditions of the Agreement as it has requested.  The Investor has carefully considered the potential risks relating to the Company and a purchase of the Shares, and fully understands that the Shares are speculative investments, which involve a high degree of risk of loss of the Investor’s entire investment.  Among others, the undersigned has carefully considered each of the risks identified under the caption “Risk Factors” in the Exchange Act Documents and Annex II.

5.3           The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issuance of the Shares, in any jurisdiction outside the United States where legal action by the Company for that purpose is required.  Investor will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

5.4           The Investor hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement, and the Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith.  The overall commitment of the Investor to investments, which are not readily marketable, is not excessive in view of the Investor’s net worth and financial circumstances, and any purchase of the Shares will not cause such commitment to become excessive.  The Investor is able to bear the economic risk of an investment in the Shares.

5.5           The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.6           Investor will not use any of the restricted Shares acquired pursuant to this Agreement to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

5.7           The Investor understands that nothing in the Exchange Act Documents, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors, as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.8           The Investor understands that the issuance of the Shares to the Investor  has not been registered under the Securities Act in reliance upon one or more specific exemptions therefrom, including Regulation D and/or Regulation S, which exemption depends upon, among other things, the accuracy of the Investor’s representations made in this Agreement.  The Investor understands that the Shares must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless an exemption from such registration and qualification requirements is otherwise available. The  Investor acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Investor acknowledges that the Company will refuse to register any transfer of Shares that is not made in accordance with the provisions of Regulation S, registered pursuant to the Securities Act or otherwise exempt from such registration. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy. The Investor has been independently advised as to the applicable holding period imposed in respect of the Shares by securities legislation in the jurisdiction in which the undersigned resides and confirms that no representation has been made respecting the applicable holding periods for the Shares in such jurisdiction and it is aware of the risks and other characteristics of the Shares and of the fact that the undersigned may not resell the Shares except in accordance with applicable securities legislation and regulatory policy.

5.9           A copy of the Company annual report on Form 10-K, its quarterly reports on Form 10-Q, current reports on Form 8-K and information statements are available on the SEC’s website at www.sec.gov.

5.10         For purposes of compliance with the Regulation S exemption for the offer and sale of the Shares to non-U.S. Persons, if the Investor is not a “U.S. Person,” as such term is defined in Rule 902(k) of Regulation S,1 the Investor represents and warrants they are a person or entity that is outside the United Sates, and further represents and warrants as follows:

1    Regulation S provides in part as follows:

1.
“U.S. person” means:  (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933, as amended, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

2.
The following are not “U.S. persons”: (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if: (A) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) any agency or branch of a U.S. person located outside the United States if: (A) the agency or branch operates for valid business reasons; and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (vi) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

(a)           The Investor  is not acquiring the Shares for the account or benefit of a U.S. Person.

(b)           If the Investor is a legal entity, it has not been formed specifically for the purpose of investing in the Company.

(c)           The Investor  hereby represents that he, she or it has satisfied and fully observed the laws of the jurisdiction in which he, she or it is located or domiciled, in connection with the acquisition of the Shares, including (i) the legal requirements of the Investor’s jurisdiction for the acquisition of the Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the holding, redemption, sale, or transfer of the Shares; and further, the Investor agrees to continue to comply with such laws as long as he, she or it shall hold the Shares.

(d)           To the knowledge of the Investor, without having made any independent investigation, neither the Company nor any person acting for the Company, has conducted any “directed selling efforts” in the United States as the term “directed selling efforts” is defined in Rule 902 of Regulation S, which, in general, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the marketing in the United States for any of the Shares being offered.  Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, and the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of the Shares.  To the knowledge of the Investor, the Shares were not offered to the undersigned through, and the undersigned is not aware of, any form of general solicitation or general advertising, including without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(e)           The Investor will offer, sell or otherwise transfer the Shares, only (A) pursuant to a registration statement that has been declared effective under the Securities Act, (B) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S in a transaction meeting the requirements of Rule 904 (or other applicable Rule) under the Securities Act, or (C) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company’s right prior to any offer, sale or transfer pursuant to clauses (B) or (C) to require the delivery of an opinion of counsel, certificates or other information reasonably satisfactory to the Company for the purpose of determining the availability of an exemption.

(f)            The Investor will not engage in hedging transactions involving the Shares unless such transactions are in compliance with the Securities Act.

(g)           The Investor represents and warrants that the undersigned is not a citizen of the United States and is not, and has no present intention of becoming, a resident of the United States (defined as being any natural person physically present within the United States for at least 183 days in a 12-month consecutive period or any entity who maintained an office in the United States at any time during a 12-month consecutive period). The Investor understands that the Company may rely upon the representations and warranty of this paragraph as a basis for an exemption from registration of the Shares under the Securities Act of 1933, as amended, and the provisions of relevant state securities laws.

6.           Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:

Nyxio Technologies Corporation
2156 NE Broadway
Portland, OR 97232
Attn: Chief Executive Officer
Phone: (855) 436-6996

(b)	with a copy to:

Greenberg Traurig LLP
1201 K Street, Suite 1100
Sacramento, CA 95814
Attn:  Mark C Lee
Phone:  (916) 442-1111
Fax:  (916) 448-1709

(c)	if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.           Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

9.           Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without giving effect to the principles of conflicts of law.

11.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

12.         Rule 144.  The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Investor holding Shares purchased hereunder made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of the Investor, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

13.         Confidential Information.  The Investor represents to the Company that, at all times during the Company’s offering of the Shares, the Investor has maintained in confidence all non-public information regarding the Company received by the Investor from the Company or its agents, and covenants that it will continue to maintain in confidence such information and shall not use such information for any purpose other than to evaluate the purchase of the Shares until such information (a) becomes generally publicly available other than through a violation of this provision by the Investor or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this subparagraph (b) the Investor shall give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished.

ANNEX II

RISK FACTORS

The risks described below are the ones the Company believes are the most important for the Investor to consider, although these risks are not the only ones that the Company faces. If events anticipated by any of the following risks actually occur, the Company’s business, operating results or financial condition could suffer and the trading price of the Company’s common stock could decline.

Risks Relating to Our Company and Our Industry

We are a development stage company with a limited operating history on which to evaluate our business or base an investment decision.

Our business prospects are difficult to predict because of our limited operating history, early stage of development, unproven business strategy and unproven product. We are a development stage company that has yet to generate any revenue. As a development stage company, we face numerous risks and uncertainties in the competitive markets.  In particular, we have not proven that we can: develop our product offering in a manner that enables us to be profitable and meet our customers’ requirements; develop and maintain relationships with key customers and strategic partners that will be necessary to optimize the market value of our products; raise sufficient capital in the public and/or private markets; or respond effectively to competitive pressures. If we are unable to accomplish these goals, our business is unlikely to succeed and you should consider our prospects in light of these risks, challenges and uncertainties.

We have no revenues and have incurred losses.

Since inception through March 31, 2011, we have not generated any revenues. We anticipate that our existing cash and cash equivalents will not be sufficient to fund our longer term business needs and we will need to generate revenue or receive additional investment in the Company to continue operations.

Our auditors have expressed uncertainty as to our ability to continue as a going concern.

Primarily as a result of our recurring losses and our lack of liquidity, we received a report from our independent auditors that includes an explanatory paragraph describing the substantial uncertainty as to our ability to continue as a going concern as of our fiscal year ended December 31, 2010.

If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds from equity and debt financings.  We expect to require substantial additional capital in the near future to develop and market new products, services and technologies.  We currently do not have commitments for financing to meet our expected needs and we may not be able to obtain additional financing on terms acceptable to us, or at all.  Even if we obtain financing for our near term operations and product development, we expect that we will require additional capital beyond the near term.  If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

If our products do not gain market acceptance, we may not be able to fund future operations.

A number of factors may affect the market acceptance of our products, including, among others, the perception by consumers of the effectiveness of our products, our ability to fund our sales and marketing efforts, and the effectiveness of our sales and marketing efforts. If our products do not gain acceptance by consumers, we may not be able to fund future operations, including the development of new products, and/or our sales and marketing efforts for our current products, which inability would have a material adverse effect on our business, financial condition and operating results.

Any failure to adequately establish a distributor sales force will impede our growth.

We expect to be substantially dependent on a distributor sales force to attract new consumers of our products. We are currently in the process of establishing our distributor network and believe that there may be significant competition for qualified, productive distributors who have the skills and technical knowledge necessary to promote and sell our products. Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in establishing our distributor network. If we are unable to develop an efficient distributor network, it will make our growth more difficult and our business could suffer.

Our failure to accurately estimate demand for our products could adversely affect our business and financial results.

We may not accurately estimate demand for our products. Our ability to estimate the overall demand for our products is imprecise and may be less precise in certain markets. If we materially underestimate demand for our products or are unable to secure sufficient materials to produce and package our products, we might not be able to satisfy demand on a short-term basis. Moreover, industry-wide shortages of certain electronic components, parts or raw materials have been and could, from time to time in the future, be experienced. Such shortages could interfere with and/or delay production of our products and could have a material adverse effect on our business and financial results.

Changes in consumer preferences may reduce demand for our products.

Our future success will depend upon our ability to develop and introduce different and innovative consumer electronics. In order to develop our market share, the impact of our products must address a consumer need and then meet that need in the areas of quality and derived benefits. There can be no assurance of our ability to meet that need and there is no assurance that consumers will purchase our products. Additionally, our products are considered premium products and to maintain market share during recessionary periods we may have to reduce profit margins which would adversely affect our results of operations. Product lifecycles for some consumer electronic products may be limited to a few years before consumers’ preferences change. There can be no assurance that our products will become or remain profitable for us. The consumer electronics industry is subject to changing consumer preferences and shifts in consumer preferences may adversely affect us if we misjudge such preferences. We may be unable to achieve volume growth through product initiatives. We also may be unable to penetrate new markets. If we are unable to address any or all of these issues, it may affect our ability to produce revenues and our business, financial condition and results of operations will be adversely affected.

If we are unable to develop and establish brand image or product quality, or if we encounter product recalls, our business may suffer.

Our success depends on our ability to develop and establish brand image for our products. We have no assurance that our advertising, marketing and promotional programs will have the desired impact on our products’ brand image or consumer preferences. Product quality issues, real or imagined, or allegations of product defects, even if false or unfounded, could tarnish the image of the affected brands and may cause consumers to choose other products. We may be required from time to time to recall products entirely.  Product recalls could adversely affect our profitability and our brand image. We do not maintain recall insurance. While we do not expect to have any credible product liability litigation, there is no assurance that we will not experience such litigation in the future. In the event we do experience product liability claims or a product recall, our financial condition and business operations could be materially adversely effected.

We may acquire or make investments in companies or technologies that could cause loss of value to our stockholders and disruption of our business.

Subject to our capital constraints, we intend to continue to explore opportunities to acquire companies or technologies in the future. Entering into an acquisition entails many risks, any of which could adversely affect our business, including:

•	Failure to integrate the acquired assets and/or companies with our current business;
•	The price we pay may exceed the value we eventually realize;
•	Loss of share value to our existing stockholders as a result of issuing equity securities as part or all of the purchase price;
•	Potential loss of key employees from either our current business or the acquired business;

•	Entering into markets in which we have little or no prior experience;
•	Diversion of management’s attention from other business concerns;
•	Assumption of unanticipated liabilities related to the acquired assets; and
•	The business or technologies we acquire or in which we invest may have limited operating histories, may require substantial working capital, and may be subject to many of the same risks we are.

If we do not respond effectively and on a timely basis to rapid technological change, our business could suffer.

Our industry is characterized by rapidly changing technologies, industry standards, customer needs and competition, as well as by frequent new product and service introductions. We must respond to technological changes affecting both our customers and suppliers. We may not be successful in developing and marketing, on a timely and cost-effective basis, new services that respond to technological changes, evolving industry standards or changing customer requirements. Our success will depend, in part, on our ability to accomplish all of the following in a timely and cost-effective manner:

•	Effectively using and integrating new technologies;
•	Continuing to develop our technical expertise;
•	Enhancing our engineering and system design services;
•	Developing services that meet changing customer needs;
•	Advertising and marketing our services; and
•	Influencing and responding to emerging industry standards and other changes.

An interruption in the supply of products and services that we obtain from third parties could cause a decline in sales of our products.

In designing, developing and supporting our products, we rely on many third party providers. These suppliers may experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable. If our liquidity deteriorates, our vendors may tighten our credit, making it more difficult for us to obtain suppliers on terms satisfactory to us. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our services, unless and until we are able to replace the functionality provided by these products and services. We also depend on third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes.

Growth of internal operations and business may strain our financial resources.

We intend to significantly expand the scope of our operating and financial systems in order to build and expand our business. Our growth rate may place a significant strain on our financial resources for a number of reasons, including, but not limited to, the following:

•	The need for continued development of our financial and information management systems;
•	The need to manage strategic relationships and agreements with manufacturers, suppliers and distributors; and
•	Difficulties in hiring and retaining skilled management, technical and other personnel necessary to support and manage our business.

We cannot give you any assurance that we will adequately address these risks and, if we do not, our ability to successfully expand our business could be adversely affected.

Current global economic conditions may adversely affect our industry, business and result of operations.

The recent disruptions in the current global credit and financial markets has included diminished liquidity and credit availability, a decline in consumer confidence, a decline in economic growth, an increased unemployment rate, and uncertainty about economic stability. There can be no assurance that there will not be further deterioration in credit and financial markets and confidence in economic conditions. These economic uncertainties affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. The current adverse global economic conditions and tightening of credit in financial markets may lead consumers to postpone spending, which may cause our customers to cancel, decrease or delay their existing and future orders with us. In addition, financial difficulties experienced by our suppliers, manufacturers, distributors or customers could result in product delays, increased accounts receivable defaults and inventory challenges. We are unable to predict the likely duration and severity of the current disruptions in the credit and financial markets and adverse global economic conditions. If the current uncertain economic conditions continue or further deteriorate, our business and results of operations could be materially and adversely affected.

Significant changes in government regulation may hinder sales.

The production, distribution, sale and marketing of our products are subject to the rules and regulations of various federal, state and local health agencies, various environmental statutes, and various other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, and advertising of or pertaining to our products. New statutes and regulations may also be instituted in the future. Compliance with applicable federal and state regulations is crucial to our success. Although we believe that we are in compliance with applicable regulations, should the federal government or any state in which we operate amend its guidelines or impose more stringent interpretations of current laws or regulations, we may not be able to comply with these new guidelines. Such regulations could require the reformulation of certain products to meet new standards, market withdrawal or discontinuation of certain products we are unable to reformulate, imposition of additional record keeping requirements and expanded documentation regarding the properties of certain products.  Failure to comply with applicable requirements could result in sanctions being imposed on us or the manufacturers of any of our products, including but not limited to fines, injunctions, product recalls, seizures and criminal prosecution. Further, if a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be required to have the packaging of our products changed which may adversely affecting our financial condition and operations. We are also unable to predict whether or to what extent a warning under any of applicable statute would have an impact on costs or sales of our products.

If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our ability to compete depends in part upon the strength of our proprietary rights in our technologies, brands and content. We expect to rely on a combination of U.S. and foreign patents, copyrights, trademark, trade secret laws and license agreements to establish and protect our intellectual property and proprietary rights.  The efforts we have taken and expect to take to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of our intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our services are made available.  There may be instances where we are not able to fully protect or utilize our intellectual property in a manner that maximizes competitive advantage. If we are unable to protect our intellectual property and proprietary rights from unauthorized use, the value of our products may be reduced, which could negatively impact our business. Our inability to obtain appropriate protections for our intellectual property may also allow competitors to enter our markets and produce or sell the same or similar products. In addition, protecting our intellectual property and other proprietary rights is expensive and diverts critical managerial resources. If we are otherwise unable to protect our intellectual property and proprietary rights, our business and financial results could be adversely affected.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings.  In addition, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

We may also need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

Assertions against us by third parties for infringement of their intellectual property rights could result in significant costs and cause our operating results to suffer.

The consumer electronic industry is characterized by vigorous protection and pursuit of intellectual property rights and positions, which results in protracted and expensive litigation for many companies. Other companies with greater financial and other resources than us have gone out of business from costs related to patent litigation and from losing a patent litigation. We may be exposed to future litigation by third parties based on claims that our technologies or activities infringe the intellectual property rights of others. Although we try to avoid infringement, there is the risk that we will use a patented technology owned or licensed by another person or entity and be sued for patent infringement or infringement of another party’s intellectual property or proprietary rights.  If we or our products are found to infringe the intellectual property or proprietary rights of others, we may have to pay significant damages or be prevented from making, using, selling, offering for sale or importing such products or services or from practicing methods that employ such intellectual property or proprietary rights.

Further, we may receive notices of infringement of third-party intellectual property rights. Specifically, we may receive claims from various industry participants alleging infringement of their patents, trade secrets or other intellectual property rights in the future. Any lawsuit resulting from such allegations could subject us to significant liability for damages and invalidate our proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation also could force us to do one or more of the following:

•	stop selling products or using technology or manufacturing processes that contain the allegedly infringing intellectual property;

•	pay damages to the party claiming infringement;

•	attempt to obtain a license for the relevant intellectual property, which may not be available on commercially reasonable terms or at all; and

•	attempt to redesign those products that contain the allegedly infringing intellectual property with non-infringing intellectual property, which may not be possible.

The outcome of a dispute may result in our need to develop non-infringing technology or enter into royalty or licensing agreements. We may agree to indemnify certain customers for certain claims of infringement arising out of the sale of our products. Any intellectual property litigation could have a material adverse effect on our business, operating results or financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information.

Our success depends upon the skills, knowledge and experience of our technical personnel, our consultants and advisors as well as our licensors and contractors. Because we operate in a highly competitive field, we rely almost wholly on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property. However, these agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our products are complex and may require modifications to resolve undetected errors or failures in order for them to function at the desired specifications, which could lead to higher costs, a loss of customers or a delay in market acceptance of our products.

Our products are highly complex and may contain undetected errors or failures when first introduced or as new versions are released. If our products are delivered with errors or defects, we could incur additional development, repair or replacement costs, and our credibility and the market acceptance of our products could be harmed. Defects could also lead to liability for defective products and lawsuits against us or our customers. We may agree to indemnify some of our customers under some circumstances against liability from defects in our products. A successful product liability claim could require us to make significant damage payments.

We do not have long-term purchase commitments from our customers, which may result in significant uncertainty and volatility with respect to our revenues and could materially and adversely affect our results of operations and financial condition.

We do not have long-term purchase commitments from our customers; our sales, if any, will be made on the basis of individual purchase orders. Our customers may also cancel or defer purchase orders. Our customers’ purchase orders may vary significantly from period to period, and it is difficult to forecast future order quantities. In addition, changes in our customers’ business may adversely affect the quantity of purchase orders that we receive. We cannot assure you that any of our customers will continue to place orders with us in the future at the same level as in prior periods. We also cannot assure you that the volume of our customers’ orders will be consistent with our expectations when we plan our expenditures. Our results of operations and financial condition may thus be materially and adversely affected.

The average selling prices of our products could decrease rapidly, which may negatively impact our revenues and operating results.

The price of consumer electronic products typically declines over its product life cycle, reflecting product obsolescence, decreased demand as customers shift to more advanced products, decreased unit costs due to advanced designs or improve manufacturing yields, and increased competition as more suppliers are able to offer similar products.  We may experience substantial period-to-period fluctuations in future operating results if our average selling prices decline.  We may reduce the average unit price of our products in response to competitive pricing pressures, new product introductions by us or our competitors and other factors.  We expect these factors will create downward pressure on our average selling prices and operating results.  To maintain acceptable operating results, we will need to develop and introduce new products and product enhancements on a timely basis and continue to reduce our costs.  If we are unable to offset any reductions in our average selling prices by increasing our sales volumes and corresponding production costs reductions, or if we fail to develop and introduce new products and enhancements on a timely basis, our revenues and operating results will suffer.

We may be adversely affected by the cyclicality of consumer electronics industry.

The consumer electronics industry is highly cyclical and is characterized by constant and rapid technological change, product obsolescence and price erosion, evolving standards, short product life cycles and wide fluctuations in product supply and demand. The consumer electronics industry has, from time to time, experienced significant downturns, often connected with, or in anticipation of, maturing product cycles of both consumer electronics companies’ products and declines in general economic conditions. These downturns have been characterized by diminished product demand, production overcapacity, high inventory levels and accelerated erosion of average selling prices. Any future downturn may reduce our revenues and result in our having excess inventory. Furthermore, any upturn in the consumer electronics industry could result in increased competition for access to limited third-party suppliers and testing capacity. Failure to gain access to suppliers and testing capacity could impair our ability to secure the supply of products that we need, which could significantly delay our ability to ship our products, cause a loss of revenues and damage our customer relationships.

Our business could be materially and adversely affected if we fail to anticipate changes in evolving industry standards, fail to achieve and maintain technological leadership in our industry or fail to develop and introduce new and enhanced products.

Our products are generally based on industry standards, which are continually evolving. The emergence of new industry standards could render our products or those of our customers unmarketable or obsolete and may require us to incur substantial unanticipated costs to comply with any such new standards.  Moreover, we will be required to anticipate changes in technology and industry standards and to develop and introduce new and enhanced products in a timely fashion. If we do not anticipate these changes in technologies and rapidly develop and introduce new and innovative technologies, we may not be able to provide our products on competitive terms, and some of our customers may buy products from our competitors instead of from us. Our continued ability to adapt to such changes and anticipate future standards will be a significant factor in maintaining or improving our competitive position and our growth prospects. We cannot assure you that we will be able to anticipate evolving industry standards, successfully complete the design of our new products, have these products manufactured at acceptable manufacturing yields, or obtain significant purchase orders for these products to meet new standards or technologies. If we fail to anticipate changes in technology and to introduce new products that achieve market acceptance, our business and results of operations could be materially and adversely affected.

We face intense competition and expect competition to increase in the future, which could prohibit us from developing a customer base and generating revenue.

There are many companies who will compete directly with our planned products and services.  These companies may already have an established market in our industry.  Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours.  Additionally, there are not significant barriers to entry in our industry and new companies may be created that will compete with us and other, more established companies who do not now directly compete with us, may choose to enter our markets and compete with us in the future.

Adverse changes in general economic or political conditions in any of the countries in which we do business or intend to launch our products could adversely affect our operating results.

If we grow our business to customers located in the United States as well as customers located outside of the United States as we intend, we expect to become subject to the risks arising from adverse changes in both domestic and global economic and political conditions. For example, the direction and relative strength of the United States and international economies remains uncertain due to softness in the housing markets, difficulties in the financial services sector and credit markets and continuing geopolitical uncertainties. If economic growth in the United States and other countries continue to slow, the demand for our customer’s products could decline, which would then decrease demand for our products. Furthermore, if economic conditions in the countries into which our customers sell their products continue to deteriorate, some of our customers may decide to postpone or delay certain development programs, which would then delay their need to purchase our products. This could result in a reduction in sales of our service or in a reduction in the growth of our service revenues. Any of these events would likely harm investors view of our business, our results of operations and financial condition.

If we are unable to attract, train and retain technical and financial personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain technical and financial personnel. Recruiting and retaining capable personnel, particularly those with expertise in our chosen industries, are vital to our success. There is substantial competition for qualified technical and financial personnel, and there can be no assurance that we will be able to attract or retain our technical and financial personnel. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

Corporate insiders or their affiliates may be able to exercise significant control matters requiring a vote of our stockholders and their interests may differ from the interests of our other stockholders.

Our directors and officers collectively own approximately 60% of our issued and outstanding common stock.  In addition, one stockholder owns approximately 60% of our issued and outstanding common stock.  As a result, these officers and directors and stockholder are able to exercise significant control over matters requiring approval by our stockholders. Matters that require the approval of our stockholders include the election of directors and the approval of mergers or other business combination transactions. Certain transactions are effectively not possible without the approval of these officers and directors and stockholder by virtue of their control over a majority of our outstanding shares, including, proxy contests, tender offers, open market purchase programs or other transactions that can give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares of our common stock.

Our business depends substantially on the continuing efforts of our executive officers and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers. We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

We are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with, existing and future requirements could adversely affect our business.

We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board.  These laws, rules and regulations continue to evolve and may become increasingly stringent in the future.  In particular, under SEC rules, we are required to include management’s report on internal controls as part of our annual report for the fiscal year ending December 31, 2011, pursuant to Section 404 of the Sarbanes-Oxley Act.  The financial cost of compliance with these laws, rules and regulations is expected to be substantial.  We cannot assure you that we will be able to fully comply with these laws, rules and regulations that address corporate governance, internal control reporting and similar matters.  Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition and the value of our securities.

Risks Related to an Investment in Our Securities

Our board of directors does not intend to declare or pay any dividends to our stockholders in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors the board of directors considers relevant.  There is no plan to pay dividends in the foreseeable future, and if dividends are paid, there can be no assurance with respect to the amount of any such dividend.

Nevada law and our articles of incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing shareholders and/or have rights and preferences greater than our common stock.

Pursuant to our Articles of Incorporation, we have, as of the date of this Report, 121,212,122 shares of common stock authorized.  As of July 5, 2011, we have 38,378,295 shares of common stock issued and outstanding.  As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which, if issued, could cause substantial dilution to our existing shareholders.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Although our common stock is quoted on the OTCQB under the symbol “NYXO” there is a limited public market for our common stock.  No assurance can be given that an active market will develop or that a stockholder will ever be able to liquidate its shares of common stock without considerable delay, if at all.  Many brokerage firms may not be willing to effect transactions in the securities.  Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price.  Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance.  These market fluctuations, as well as general economic, political and market conditions, such as recessions, lack of available credit, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our common stock.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

THE FOREGOING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF ALL OF THE RISKS INVOLVED IN PURCHASING THE SHARES OFFERED HEREIN.  POTENTIAL INVESTORS SHOULD READ THIS MEMORANDUM IN ITS ENTIRETY AND REVIEW THE COMPANY’S EXCHANGE ACT DOCUMENTS BEFORE DETERMINING WHETHER TO PURCHASE THE SHARES.